UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2022

PROMETHEUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40187	81-4282653
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3050 Science Park Road

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 422-4300

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RXDX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Prometheus Biosciences, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on May 19, 2022. The following is a brief description of each matter voted upon at the Annual Meeting and the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable. Voting results are, when applicable, reported by rounding votes by fractional shares down to the nearest round number.

1.

The election of two nominees to serve as Class I directors for a three-year term to expire at the 2025 Annual Meeting of Stockholders. The following two Class I directors were elected by the votes indicated:

	For	Withheld	Broker Non-Votes
Joseph C. Papa	27,843,188	3,889,368	1,911,672
Mary Szela	27,999,181	3,733,375	1,911,672

2.

The ratification of the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The appointment was ratified by the votes indicated:

For	Against	Abstain	Broker Non-Votes
33,637,557	6,502	169	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROMETHEUS BIOSCIENCES, INC.

Date: May 20, 2022	By:	/s/ Timothy K. Andrews
Timothy K. Andrews
General Counsel and Secretary